Exhibit 10.11

Warehousing Service Contract

Party A (Custodian): Shengfeng Logistics Group Co.,Ltd.(known as XX Shengfeng Logistics Co.,Ltd.)

Party B (Inventory Party):

In accordance with the relevant laws and regulations of the People’s Republic of China, and through friendly negotiation between both parties, the following agreement has been reached on the provision of warehousing services by Party A to Party B so that both parties can abide.

Article 1 Goods Requirements of Warehousing Service

1. The goods from Party B needed to be stored in Party A’s Warehouse include:                                                                              .

2. Party B shall ensure that the goods sent to Party A shall comply with the relevant provisions of national laws and regulations, and ensure that the goods is not dangerous items that are flammable, explosive, toxic, corrosive, easy to leakage or contamination, etc.

3. Party B shall ensure that the packaging of the goods that is being stored should meet the packaging standard for storage .

Article 2 Warehouse facilities

1. The Storage environment that Party A is offering to Party B should meet the following standard: Safe, hygienic, dry and tidy; enough parking space for loading and unloading; and the road within the storage area is plain and convenient.

2. The warehouse of Party A should have communication equipment to ensure smooth communication on both sides. Under special circumstances, Party A shall take emergency measures to cooperate with Party B’s normal operation.

Article 3 Adjustment of Warehouse Location

1. The Address of the warehouse that Party A provided to Party B locates in                                                                              .

2. During the term of the contract, Party A shall not change the warehouse address without the consent of Party B. If Party A needs to re-locate the warehouse with special reasons, Party A shall inform Party B in writing 15 days in advance. The re-location fees should be resolved by negotiation.

Article 4 Adjustment of Warehouse Area

1. During the contract period, Party A agrees to increase Party B’s storage area based on the amount of increasing volume of Party B under the circumstances that Party A does have spare spaces. Party B agrees that the area addition per time shall be no less than               square meter. Party B shall inform Party A two months in advance. The fee rates for the increased storage area shall be executed according to the agreed rate of both parties (if separate agreement set by two parties then shall be executed in accordance with the separate agreement, and if there is no other agreement, it shall be executed in accordance with this contract).

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2. When Party B adjusts the warehouse storage area, the two sides should sign a supplementary agreement to this contract with the changes and additions.

Article 5 Enter warehouse, in-warehouse management and out of warehouse

1. When the goods are put into storage, Party A shall inform Party B of any discrepancy in name, specification, model and quantity, as well as any problems such as ragged package, rain, moisture, mildew and damage of the goods, and Party B shall take remedial measures in time and bear any additional expenses that may be incurred.

2. Party A shall receive Party B’s goods on the basis of Party B’s arrival receipt and warehousing acceptance receipt

3. Party B can check Party B’s goods in Party A’s warehouse, and Party A shall cooperate

4. Party A shall deliver the goods according to the delivery order issued by Party B

Article 6 Rights and Obligations of Both Parties

1. Party A to ensure the quality of warehousing service to Party B and accept Party B’s supervision.

2. Party a must ensure to provide normal warehousing service. Party A shall be equipped with sufficient warehouse keepers to ensure timely, accurate and safe delivery of goods. Party B’s staff shall provide all conveniences to assist Party A.

3. Party A shall provide the inventory sheet at the end of last month in the form of written / electronic / system software at the beginning of each month. Party B shall sign and seal for confirmation within 3 working days.

Article 7 Price and Expense Settlement

1. Expense settlement standard:

1.1 Use of warehouse area:               square meters, if the actual used area is less than             square meters, the settlement will be calculated within                   square meters. Storage fee:                      /square meter/month.

1.2 Price of loading, unloading and other services: see the appendix of the contract.

2. Fees settlement method: Party B shall pay a quarterly storage fee of XX Yuan when signing this contract, and Party A shall issue an invoice for the storage service fee to Party B. After that, the payment shall be made once a quarter. Before the 15th day of the last month of each quarter, Party A shall issue an invoice of storage service fee to Party B according to the actual storage fee of Party B in the next quarter. Party B shall pay Party A the storage fee of the next quarter in advance within 5 days after receiving the invoice of storage service fee.

3. Deposit: the deposit of this contract is __________ months storage fees of _________RMB (uppercase:                         ). Party B shall make one-time payment to Party A when the contract is signed.

Article 8 Liability for breach of contract

1. Party B shall bear the personal injury and property loss caused by Party B’s violation of the relevant contents in Article 1 of this contract..

2. Party A and Party B shall abide by the fire safety regulations stipulated by law, and the responsible party shall take care of the casualties and property losses caused by fires and other accidents caused by violation of relevant regulations.

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3. Party B shall pay the warehousing service fee to Party A at the agreed time. If the payment is overdue, Party B shall pay the overdue fine at the rate of 3‰ of the unpaid amount per day; If it is overdue for more than one month, Party A has the right to unilaterally terminate the contract, and Party A has the lien on Party B’s goods equivalent to the unpaid amount.

4. Party A shall not be liable for any loss of goods that is not Party A’s responsibility or caused by force majeure (tsunami, rainstorm, typhoon, Blizzard, flood, earthquake, debris flow, road collapse, mountain collapse, road collapse, war, etc.).

Article 9 Confidentiality

One party shall keep confidential any proprietary, secret or confidential data and materials provided by the other party during the negotiation or performance of this agreement, and shall not disclose them to any third party. Otherwise, the observant party shall have the right to terminate this contract in advance and reserve the right to recover losses.

Article 10 Insurance Clause

1. Party A shall be responsible for handling the liability insurance for the goods in the warehouse, and the insurance fee shall be borne by Party B. the charging standard is 0.5 yuan / m2, and the insurance fee shall be settled together with the storage fee.

2. After the occurrence of the insured event, Party A shall be responsible for handling the relevant claim procedures with the insurance company, and Party B shall actively cooperate with Party A in this process.

Article 11 Force Majeure

Both parties shall not be liable for breach of contract if both parties fail to perform the terms and conditions of the contract as agreed due to the provisions of Article 8 (4) of the contract and force majeure such as war and government acts. In case of force majeure, the party shall immediately inform the other party of the situation of the accident, and shall provide details of the accident and valid documents proving that the contract cannot be performed, or partially cannot be performed, or needs to be delayed within 7 days.

Article 12 Contract modification and termination

1. During the term of the contract, if Party B needs to terminate the contract in advance due to the change of Party B’s business, Party B shall notify Party A in writing two months in advance with the consent of Party A. otherwise, Party A has the right not to return the deposit of Party B, and Party B shall be liable for the losses caused to Party A.

2. After the expiration of the contract, if both parties continue to cooperate through negotiation, the terms of the contract shall still be implemented before the new contract is signed.

3. When Party A and Party B reach an agreement not to cooperate any more, Party A shall return the deposit to Party B without interest after Party A and Party B confirm that there is no difference between the account and the object and relevant expenses have been settled.

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Article 13 Dispute Resolution

In case of any dispute arising from the execution of this contract, both parties shall settle it through friendly negotiation. If the negotiation fails, both parties shall bring a lawsuit to the people’s court with jurisdiction in the place where the warehouse is located.

Article 14 Other Articles

1. If the content is not agreed in this contract, both parties shall sign a supplementary agreement according to the business operation, which has the same legal effect as this contract.

2. The effective period of this contract: From ____________________ (YYYY/MM/DD) to ________________________ (YYYY/MM/DD).

3. This contract is made in quadruplicate, two for each party. It shall come into force on the date when the authorized representatives of both parties sign and seal (the seal is the contract seal or official seal).

Party A (signature):

Authorized representative/authorized agent (signature):

Date:                                  (YYYY/MM/DD)

Party B (signature):

Authorized representative/authorized agent (signature):

Date: ________________ (YYYY/MM/DD)

Appendix:

Serial number	Cost Category	Calculation
1	Loading and unloading fees	XX yuan/cubic meter, XX yuan/unit, XX yuan/piece, XX yuan/car
2	Sorting and packaging fee	XX yuan/piece, XX yuan/cubic meter, XX yuan/box, XX yuan/package
3	Scan code fee	XX yuan/piece
4	Other	. . .

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